Exhibit 21.1

Subsidiaries of Hospira, Inc.

The following is a list of subsidiaries of the Company.  Hospira, Inc. is not a subsidiary of any other corporation.

Subsidiary Name	State/County Incorporated

DOMESTIC:

Hospira Worldwide, Inc.	Delaware
Hospira Boulder, Inc.	Delaware
Hospira Puerto Rico, LLC	Delaware
Hospira Keystone, Inc.	Delaware
Mayne Pharma (PR) Inc.	Delaware
Hospira Fleet Services, LLC	Delaware
Hospira PAC LLC	Delaware
TheraDoc, Inc.	Delaware
Novocell, Inc.	Delaware
Hospira Foundation	Illinois

INTERNATIONAL:

NORTH AMERICA

Hospira Ltd.	Bahamas
Hospira Holding Ltd.	Bahamas
Hospira Bahamas (Irish Manufacturing) Ltd.	Bahamas
Hospira Bahamas (Donegal) Corp.	Bahamas
Hospira Bahamas International Holdings Ltd.	Bahamas
Hospira Bahamas (Ireland) Corp.	Bahamas
Hospira Costa Rica Ltd.	Bahamas
Hospira Bahamas (Australia) Holdings Ltd.	Bahamas
HBAF Ltd.	Bahamas
Hospira Healthcare Corporation	Canada

LATIN AMERICA

Hospira Produtos Hospitalares Limitada	Brazil
Hospira Chile Limitada	Chile
Hospira Limitada	Colombia
Hospira, S. de R.L. de C.V.	Mexico
Mayne Pharma (Mexico) S.A. de C.V.	Mexico

ASIA PACIFIC

Hospira Pty Limited	Australia
Hospira Holdings (S.A.) Pty Ltd	Australia
Hospira Australia Pty Ltd	Australia
Mayne Pharma IP Holdings (Euro) Pty Ltd	Australia
Hospira Adelaide Pty Ltd	Australia
Shanghai Hospira Distribution Co., Ltd.	China

Hospira Limited	Hong Kong
Hospira Hong Kong Limited	Hong Kong
Hospira Healthcare India Private Limited	India
Zydus Hospira Oncology Private Ltd – Joint Venture	India
Hospira Japan Co., Ltd. / Hospira Japan K.K.	Japan
Hospira Korea Co. Ltd.	Korea
Hospira Malaysia Sdn Bhd	Malaysia
Hospira NZ Limited	New Zealand
Hospira Philippines, Inc.	Philippines
Mayne Pharma (Philippines), Inc.	Philippines
Hospira Singapore Pte Ltd	Singapore
Hospira Pte. Ltd.	Singapore (H)
Global Pharmaceuticals Limited	Thailand
Indochina Healthcare Limited – Joint Venture	Thailand

EUROPE/MIDDLE EAST

Hospira Healthcare SPRL	Belgium
Hospira Benelux BVBA	Belgium
Hospira Zagreb d.o.o.	Croatia
Hospira Czech Republic s.r.o	Czech Republic
Hospira Finland Oy	Finland
Hospira France SAS	France
Hospira Deutschland GmbH	Germany
Hospira Deutschland Holding GmbH	Germany
Wasserburger Arzneimittel-werk GmbH	Germany
Hospira (non Resident Limited Co.)	Ireland
Hospira Ireland Sales Limited	Ireland
Hospira Ireland Limited	Ireland
Central Laboratories (Ire) Limited	Ireland
Hospira Ireland Holdings	Ireland (H)
Hospira S.p.A.	Italy
Hospira Italia S.r.l.	Italy
Hospira Healthcare B.V.	Netherlands
Hospira Enterprises B.V.	Netherlands
Hospira Portugal LDA	Portugal
Hospria Slovakia s.r.o.	Slovak Republic
Hospira Productos Farmaceuticos y Hospitalarios, S.L.	Spain
Hospira Nordic AB	Sweden
Hospira Schweiz GmbH	Switzerland
Hospira Limited	UK
Hospira UK Limited	UK
Mayne Pharma Euro Finance Co., Ltd.	UK
Hospira Aseptic Services Limited	UK